UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2024, the Board of Directors (the “Board”) of Brown & Brown, Inc., a Florida corporation (the “Company”), appointed Stephen P. Hearn, age 58, to serve as a director of the Company, effective immediately.

Stephen P. Hearn began his insurance career in 1989, most recently holding roles with The Ardonagh Group from November 2021 until July 2024. During his time with The Ardonagh Group, he served as chief executive officer of Ardonagh Specialty Holdings Limited from November 2021 until September 2022; as chief executive officer of Ardonagh Capital Solutions Holdings, The Ardonagh Group’s holding company for its reinsurance broking, captives and MGA businesses, from November September 2022 until July 2024; and as chief executive officer of Inver Re, The Ardonagh Group’s dedicated reinsurance broking unit, from November 2021 until July 2024. He also served as a director of Ardonagh International from May 2023 to July 2024. Previously, he served as chief executive officer of Corant Global, a subsidiary of BGC Partners, Inc. (“BGC”), from February 2019 until the sale of BGC’s insurance brokerage division to The Ardonagh Group in November 2021 and as the chief executive officer of Ed Broking Group Limited from 2015 until its acquisition by BGC in February 2019. Hearn held roles with Willis Group Holdings plc and its businesses from 2008 until 2015, including president and deputy chief executive officer of Willis Group Holdings plc, chief executive officer of Willis Re, chairman and chief executive officer of Willis Global and chief executive officer of Willis Limited. Prior to that, he held senior leadership positions with Hilb, Rogal & Hobbs; Glencairn Limited; Marsh Affinity Europe & Middle East; Marsh Affinity UK and Sedgwick Affinity Group Services.

Since August 2023, Hearn has served as the chairman of Placing Platform Limited (PPL), a market-owned eTrading platform, and as a non-executive director of Atrium Underwriters Ltd. since June 2024.

Mr. Hearn’s initial term as a director on the Board expires at the Company’s 2025 Annual Meeting of Shareholders.

Mr. Hearn was not appointed to any standing committees of the Board, but is expected to be appointed to one or more standing committees of the Board in the future, although which specific standing committee(s) has not been determined at the time of the filing of this Current Report on Form 8-K.

As a non-employee director on the Board, Mr. Hearn will be compensated for service as a director in accordance with the standard compensation provided to non-employee directors. There are no arrangements or understandings between Mr. Hearn and any other persons pursuant to which Mr. Hearn was selected as a director, and there are no transactions in which the Company was or is to be a participant and in which Mr. Hearn had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	August 12, 2024	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary